UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
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                               LUCENT TECHNOLOGIES INC.

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The  following  material  was  used by  company  employees  and  other  advisors following the public announcement of the entry into a merger agreement by Lucent Technologies Inc. and Alcatel:


                                  EARNINGS Q&A

REVENUES:
---------

Q: ARE EV-DO SALES CONSIDERED APPLICATIONS SALES?

A: EV-DO sales are considered mobility product sales, not application revenues.
                              ----------------

Q: CAN YOU COMMENT ON THE EXPECTED TIMING OF REVA AVAILABILITY?

A: EV-DO RevA will enable VoIP and Push-To-Talk, multimedia applications, blending of VoIP with other applications and services, and increase network capacity. We expect RevA to be available late in '06.

Q: HAVE YOU NOW BEGUN RECOGNIZING REVENUE FROM THE CINGULAR?

A: We do not call out revenues by individual customer, contract or product. However, I can tell you we did book revenues for the Cingular contract in Q106.

Q: WHEN YOU MENTION WEAKNESS IN CHINA, CAN YOU PROVIDE SOME SENSE OF WHETHER YOU ARE PUSHING OUT YOUR ASSUMPTIONS ON THE TIMING OF CHINESE 3G LICENSE AWARDS?

A: I would not speculate on the timing of the 3G license awards in China.

IMS:
----

Q: AS IMS AND APPLICATIONS REVENUES GROW BEYOND FY06, WHAT IS THE EXPECTED IMPACT ON GROSS MARGIN AND OPERATING EXPENSES?

A: We believe we will start to see a ramp of revenues associated with the IMS contracts in FY07. While I would not comment on the gross margins associated with our IMS portfolio of products, nor the associated operating expenses, I will tell you that we are very comfortable with the aggregate margin of the IMS portfolio when you look at the entire mix (hardware, software etc...) and we believe that we will be able to maintain the overall margin guidance we've provided as IMS revenues start to ramp.

Q: HOW MANY IMS CONTRACTS AND TRIALS HAVE YOU ANNOUNCED TO DATE?

A: To date, we have announced 8 customers for our IMS portfolio. As a result of our success in converting IMS trials to deployments, in addition to these publicly announced wins, we now have 77 trials ongoing for our IMS-based network elements with 16 fixed, mobile and converged customers, including six new trials for session managers.

Q: HAS VERIZON ALREADY SIGNED UP FOR IMS WITH LUCENT OR ARE YOU SOLELY IN
TRIALS?

A: Verizon is currently conducting an extensive trial of a wide range of elements from our IMS solution, including our Session Manager, Active PhoneBook, MiLife SurePay Solutions Suite, Feature

Server, Network Gateway and VitalSuite Network Performance Management Software. We consider this to be a very important opportunity.

Q: CAN YOU GIVE US AN IDEA OF THE SIZE OF ONE OF THESE IMS CONTRACTS?

A: We would characterize today's IMS contracts as smaller opportunities. They are tens of millions; they're not big, multi-hundred million dollar contracts. We do, however, feel that the big contracts are to come. The evolution of IMS is very consistent with what we've seen in new introductions of this magnitude in the past, where the contracts initially are smaller, and then get bigger as the technology evolves.

When you think about IMS contracts, there are of course the hardware and software elements as well as the whole integration services opportunity set. This latter aspect of IMS is much larger than our traditional service opportunity associated with any hardware sales. So, it's a very different construct of opportunity for us - you can't just look at the hardware and software components of an IMS build. As IMS networks evolve and as the services get proved in, we will see not only the hardware and software opportunity, but also a large services opportunity with it.


"BUDGET FLUSH":
---------------

Q: CAN YOU PROVIDE SOME COLOR BEHIND YOUR COMMENTS REGARDING THE LACK OF BUDGET FLUSH DURING THE DECEMBER QUARTER?

A: Unfortunately, there isn't a simple answer - you'd have to almost go customer-by-customer. In the past, we have seen some capital flush roll through at the end of the calendar year. In this particular quarter we didn't see that and in fact, in a number of cases, we actually saw a pullback very late in the quarter.

Q: WAS THE Q106 REVENUE DECLINE A RESULT OF A REVENUE RECOGNITION ISSUES WITH PERCENT OF COMPLETION CONTRACTS? DID IT HAVE TO DO WITH LOST SHARE OR LOST OPPORTUNITY THAT YOU EXPECT TO MAKE UP GOING FORWARD IN NEW OPPORTUNITIES?

A: As recently as December 14th when we filed our 10K, we clearly were anticipating a higher Q106 revenue number. However, please recall that most of our revenue is recorded in the last month of a quarter and then most of that revenue is recorded in the last two weeks of that month. So clearly, the revenue we recorded in the last month and the last two weeks was lower than we expected.

The drop in revenue was driven by the fact that we didn't see some of the calendar year-end spend from our customers that we've seen in the past. In fact, in certain instances, we actually saw a pullback. From our perspective, once you don't see that end-of-calendar year spend, those CapEx dollars are gone. We're now focusing on the new calendar year's CapEx budgets.

Q: WERE YOUR "LACK OF BUDGET FLUSH" COMMENTS U.S.-SPECIFIC OR MORE GLOBAL IN NATURE?

A: We really didn't see any budget flush anywhere. While we have greater visibility in the US, we didn't see anything dramatically different in non-US markets than we saw in the U.S.

Q: DO YOU THINK THE LACK OF A BUDGET FLUSH THIS QUARTER IMPLIES ANYTHING FOR '06 SERVICE PROVIDER CAPEX TARGETS?

A: I wouldn't take our experience last quarter with regards to the lack of budget flush as an indicator of what service provider capital plans will look like in '06.

OTHER:
------

Q: CAN YOU DISCUSS PRICING IN INDIA AND WHETHER OR NOT WE WILL SEE ANY BETTER PRICING OR MARGIN PERFORMANCE IN THAT MARKET?

A: We continue to see the pricing environment in India as extremely challenging. We're clearly competing in that market and trying to win business; but we're trying to win it "the right way". We're not going to sign business with big contract losses. We have not, and will not, engage those kinds of contracts because, while it can have a positive impact on revenue, it would have an adverse impact on profitability and cash flow and our bias is toward profitability and cash flow. So where there's really difficult pricing that would negatively impact our financial performance from a profitability and cash perspective, we are walking away from business.

Q: IS YOUR NEW MULTIMEDIA ACCESS PLATFORM COMMERCIALLY AVAILABLE TODAY? IF SO, HOW MANY IPTV TRIALS ARE YOU IN?

A: We expect to do some trialing and controlled introduction of MMAP in the second half of fiscal year 2006 with general availability early in fiscal year '07.

We are also participating in some areas, especially in Latin America, as the network integrator for IPTV rollouts, so we continue to see good opportunities there. We have some unannounced trials underway for our IPTV solution in North America and in the Caribbean/Latin American region.

Q: CAN YOU TALK ABOUT THE NUMBER OF UMTS TRIALS THAT YOU HAVE ONGOING OR HOW MANY UMTS OPPORTUNITIES YOU SEE THIS YEAR?

A: Right now, we are working opportunities in several places. In addition to China Netcom and eAccess in Japan, we are also conducting trials in other places in Asia as well as Western and Eastern Europe.

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS AND OTHER IMPORTANT INFORMATION
This document contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent's and Alcatel's and the combined company's future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements' assumptions. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's Form 10-K for the year ended September 30, 2005 and Alcatel's Form 20-F for the year ended December 31, 2005 as well as other filings by Lucent and Alcatel with the US Securities and Exchange Commission. Except as required under the US federal securities laws and the rules and regulations of the US Securities and Exchange Commission, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this document, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
In connection with the proposed transaction, Alcatel and Lucent intend to file relevant materials with the Securities and Exchange Commission (the "SEC"), including the filing by Alcatel with the SEC of a Registration Statement on Form F-6 and a Registration Statement on Form F-4 (collectively, the "Registration Statements"), which will include a preliminary prospectus and related materials to register the Alcatel American Depositary Shares ("ADS"), as well as the Alcatel ordinary shares underlying such Alcatel ADSs, to be issued in exchange for Lucent common shares, and Lucent and Alcatel plan to file with the SEC and mail to their respective stockholders a Proxy Statement/Prospectus relating to the proposed transaction. The Registration Statements and the Proxy Statement/Prospectus will contain important information about Lucent, Alcatel, the transaction and related matters. Investors and security holders are urged to read the Registration Statements and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus and other documents filed with the SEC by Lucent and Alcatel through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus when they become available from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.
     Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Lucent's proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500.
     Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Alcatel's Form 20-F filed with the SEC on March 31, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.